SUPPLEMENT
                                      TO
                       SERIES SUPPLEMENT, SERIES 2001-3

         THIS SUPPLEMENT, dated as of July 26, 2001 (this "Supplement"), to the Series Supplement, dated as of July 12, 2001, (the "Series Supplement") between Bear Stearns Depositor Inc., as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").

                             W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Trust Certificates (TRUCs), Series 2001-3.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:

         1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $17,815,000 of Underlying Securities subject to additional Call Warrants (the "Additional Call Warrants") and the Trust hereby issues an additional 696,366 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $17,409,150 (the "Additional Class A-1 Certificates") and additional Class A-2 Certificates with an initial aggregate Certificate Principal Amount of $405,850 (collectively with the Additional Class A-1 Certificates, the "Additional Certificates") . The Additional Certificates shall have an original issue date of even date herewith but the Additional Class A-1 Certificates shall accrue interest from July 12, 2001. The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis. In connection with the acquisition by the Trust of the Additional Call Warrants,
Section 7(b)(vii) of the Series Supplement is hereby supplemented to provide that any exercise of the Call Warrant referred to therein as the Odd Size Call Warrant shall be in a principal amount of Underlying Securities equal to $815,000. Capitalized terms used but not defined in this Supplement shall have the meanings ascribed thereto in the Series Supplement.

         2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

         3. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.


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         4. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED
HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                 BEAR STEARNS DEPOSITOR INC.

                                 By  /s/ Ralph R. Cioffi
                                     --------------------------------------
                                     Name:  Ralph R. Cioffi
                                     Title: Executive Vice President


                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                          not in its individual capacity
                                          but solely as Trustee on behalf
                                          of the Corporate Backed Trust
                                          Certificates Series, 2001-3
                                          Trust



                                 By:  /s/ David J. Kolibachuk
                                     --------------------------------------
                                     Name:  David J. Kolibachuk
                                     Title:    Vice President

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